Independent auditors' consent

The board and shareholders IDS Strategy Fund, Inc.
   IDS Equity Value Fund
   IDS Strategy Aggressive Fund

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





KPMG Peat Marwick LLP

Minneapolis, Minnesota
May    , 1999